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                                                                  Exhibit 10.12

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement, dated as of December 18, 2003 (the "Agreement"), is entered into by and between Haights Cross Communications, Inc. (the "Company"), a Delaware corporation, and, and Peter J. Quandt (the "Executive"). In consideration of the mutual covenants contained herein, the Company and Executive agree as follows:

     1. Term. The Company agrees to employ Executive, and Executive hereby agrees to work for the Company as a full-time Executive, commencing on the date first set forth above until terminated pursuant to the provisions of Section 6 hereof (the "Employment Period").

     2. Employment. During the Employment Period, Executive shall be employed as a senior executive officer of the Company with the titles of Chairman and Chief Executive Officer, or in such other executive position as the Board of Directors of the Company (the "Board of Directors") may from time to time determine and which position is acceptable to Executive. In the performance of his duties, Executive shall be subject to the direction of the Board of Directors. Executive's duties and authority shall be commensurate with his title and position with the Company. Executive agrees to his employment as described in this Section 2 and agrees to devote substantially all of his business time and efforts to the business and affairs of the Company. Executive agrees to serve the Company faithfully and to the best of his ability, and to perform such services and duties in connection with the business, affairs and operations of the Company as may be assigned or delegated to him from time to time by or under, and in accordance with, the authority and direction of the Board of Directors, and to use his reasonable best efforts in the promotion and advancement of the Company and its welfare.

     3. Base Salary. During the Employment Period, Executive's salary will be determined by the Board of Directors on a per year basis ("Base Salary"). Base Salary shall be payable in accordance with the Company's normal business practices for senior executive officers, but no less frequently than semi-monthly. Executive's Base Salary shall be reviewed no less frequently than annually by the Board of Directors and may be increased, but not decreased, during the Employment Period.

     4. Performance Bonus. Executive will be eligible for annual bonus compensation (generally payable during the first quarter of the following year) in an amount to be determined under a mutually agreeable bonus program (the "Bonus Plan"), subject to proration for any period less than a full year.

     5. Other Benefits. During the Employment Period, Executive shall have the right to participate in any of the Company's health, dental, retirement, pension or other benefit plans that are made generally available to the executive officers of the Company from time to time. Executive shall be entitled to paid vacation time in accordance with the then regular procedures of the Company for senior executive officers.

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     6. Termination.

          (a) At-Will Employment. Executive's employment hereunder is "at will" and may be terminated by the Company at any time without Cause (as herein defined), by a majority vote of all of the members of the Board of Directors upon written notice to Executive, subject only to the severance provisions set forth in Section 6(c) hereof.

          (b) Termination by Executive. Executive's employment hereunder may be terminated by Executive upon 30 days notice to the Board of Directors in the event (i) the Company fails to comply with the provisions of Sections 3 or 5 hereof, or fails to pay amounts due under Section 4 hereof, if any, or (ii) materially breaches any other provision of this Agreement, and such failure to comply or such breach has not been cured by the Board of Directors within 15 days after receiving notice thereof from Executive, subject only to the severance provisions set forth in Section 6(c) hereof.

          (c) Certain Benefits upon Termination. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits to Executive under this Agreement shall terminate on the date of termination of the Employment Period. Notwithstanding the foregoing, in the event of termination of the Employment Period pursuant to Sections 6(a) or 6(b) hereof, the Company shall pay Executive an amount equal to the Base Salary for a period of time equal to twelve months following such termination, and no other compensation or benefits.

          (d) Termination by Reason of Death. The Employment Period shall terminate upon Executive's death and in such event, the Company shall pay to Executive's estate or a beneficiary designated by Executive in writing prior to his death an amount equal to the Base Salary for a period of time equal to twelve months following such termination.

          (e) Termination by Reason of Disability. In the event that Executive shall become unable to efficiently perform his duties hereunder because of any Permanent Disability, the Employment Period shall terminate and the Company shall pay Executive an amount equal to the Base Salary for a period equal to twelve months following such termination. As used herein, Executive shall be deemed to be "Permanently Disabled" if:

                    (1) he is under a legal decree of incompetency (the date of such decree being deemed to be the date on which such disability occurred);

                    (2) he submits any claim for disability insurance benefits or for early distribution of any amounts from a qualified pension or profit sharing plan maintained by the Company on account of more than fifty percent (50%) disability, and such claim is approved by the insurance company or the trustee of the qualified pension or profit sharing plan (the date of such approval shall be the date on which such disability shall be deemed to have occurred); or

                    (3) he is subject to a medical determination that because of a medically determinable disease, injury, or other mental or physical disability, he is unable to

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          perform substantially all of his regular duties, and that such disability is determined or reasonably expected to last at least twelve (12) months, based on then available medical information; provided

                    (i) a medical determination of disability will exist upon the receipt by the Company of the written opinion of a physician who has examined Executive if the Company is in agreement therewith,

                    (ii) if the Company disagrees with the opinion of such physician (the "First Physician"), it may engage at its own expense another physician (the "Second Physician") to examine Executive. The Second Physician shall confer with the First Physician and, if they together agree in writing that Executive is or is not disabled, their written opinion shall be conclusive as to such disability. If the First and Second Physician do not agree, they shall choose a third consulting physician (the expense of which shall be borne by the Company), and the written opinion of a majority of these three (3) physicians shall be conclusive as to such disability. The date of any written opinion that is conclusive as to such disability is the date on which such disability, if that is the conclusion, will be deemed to have occurred, and

                    (iii) in signing this Agreement, Executive consents to such examination, to furnish any medical information requested by any examining physician, and to waive any applicable physician-patient privilege that may arise because of such examination. All physicians except the First Physician selected hereunder must be board-certified in the specialty most closely related to the nature of the disability alleged to exist.

          (f) Termination by the Company for Cause. If Executive is terminated for Cause (as defined below), then the Employment Period shall terminate as of the effective date set forth in the written notice of such termination (the "Termination Date") and Executive shall be entitled to receive only that portion of his Base Salary at the rate provided pursuant to Section 3 which is due and payable but not yet paid prior to the Termination Date. "Cause" shall mean a finding by the Board of Directors that the Executive has (a) acted with gross negligence or willful misconduct in connection with the performance of his material duties hereunder, (b) defaulted in the performance of his material duties hereunder and has not corrected such action within fifteen (15) days of receipt of written notice thereof; (c) committed a material act of common law fraud against the Company or its executive officers, which act has had an adverse impact on the financial affairs of the Company; (d) been convicted of a felony; (e) breached a fiduciary duty owed to the Company; (f) embezzled assets of the Company; (g) become insolvent or bankrupt; (h) failed to adequately treat a drug or alcohol dependency or problem, which in the sole discretion of the Board of Directors has had an adverse impact on the performance of Executive's duties hereunder; or (i) voluntarily terminated his employment (other than pursuant to Section 6(b) hereof).

          (g) Effect of Termination. Upon termination of the Employment Period for any of the reasons set forth in this Section 6, only the provisions of Sections 1, 2, 3, 4, and 5 shall terminate, and the remainder of this Agreement shall remain in full force and effect.

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     7. Noncompetition. Because Executive's services to the Company are essential and because Executive has access to the Company's confidential information, Executive covenants and agrees that during the Employment Period and until the date one (1) year following the termination of the Employment Period, Executive will not, without the express prior written consent of the Board of Directors, (a) manage, own, be employed by, or invest in any business or venture which competes directly with the Company in the acquisition, management or operation of newsletters and other publishing and information entities, (b) solicit or encourage any employee of the Company to terminate his or her employment by the Company and to become employed by Executive, or any business or entity with which Employer is affiliated as an owner, investor, lender or in any other capacity, (c) solicit for or on behalf of any business or entity, any past or present customer, author, advertiser or subscriber of the Company, and (d) divert to any business or entity any present or future author, customer, advertiser or subscriber of the Company. Notwithstanding anything contained herein to the contrary, Executive is not prohibited by this Section 7 from making investments in any entity that owns, invests in, manages or operates newsletters and other publishing and information entities if the shares of such entity are publicly traded and Executive's aggregate investment in such entity constitutes less than 5% of the equity ownership of such entity or from making passive investments in any such businesses.

     8. Remedies For Breach. If Executive materially breaches the terms of this Agreement, in addition to any other remedies which it may have, the Company may terminate Executive's employment and any further participation in any Executive plan in accordance with employment policies of the Company, as in effect from time to time, and Executive shall forfeit any further compensation. In addition, the provisions of this Agreement may be specifically enforced if not performed according to their terms. Without limiting the generality of the foregoing the parties acknowledge that the Company would be irreparably damaged and there would be no adequate remedy at law for Executive's breach of Sections 7 and 9 hereof and, accordingly, Executive hereby consents to the entry of any temporary restraining order or preliminary or ex parte injunction, in addition to any other remedies available at law or in equity, to enforce the provisions thereof. This Section shall survive the termination of this Agreement.

     9. Records and Nondisclosure of Confidential Information. During the Employment Period and until the date five years following the termination of the Employment Period, Executive will not (nor will Executive assist any other person to do so) directly or indirectly furnish, divulge, reveal, report, publish, disclose or make accessible (other than as may be required under applicable law) any Confidential Information (as hereinafter defined) to any person, firm, corporation or other entity, or use (or assist any person to use) such Confidential Information except for the benefit of the Company. For purposes of this Agreement, the term "Confidential Information" means all information or material not generally known outside of the Company, which gives the Company a competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company, including without limitation, trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas, models, subscriber lists, sales representative lists, proprietary information, research and development procedures and test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities,

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characteristics and agreements, financial information and projections, and employee files. Unless generally available to others outside of the Company, "Confidential Information" also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company.

     10. Waiver. The failure of the Company to require the performance of any term or obligation provided for herein, or the waiver by the Company of any breach of this Agreement, shall not prevent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     11. Conflicting Agreements. Executive hereby represents and warrants that the execution of this Agreement and the performance of his duties and obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants in favor of any other person or entity which could affect the performance of his duties hereunder.

     12. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement supersedes and replaces any prior agreement or arrangement relative to Executive's employment by the Company, and all such prior agreements and arrangements are hereby terminated.

     13. Governing Law and Severability. This Agreement shall be governed by and construed under the laws of the State of New York and shall not be modified or discharged in whole or in part except by an agreement in writing signed by the parties hereto. In case any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had been limited or modified (consistent with its general intent) to the extent necessary so that it shall be valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein, and the parties will use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purpose and intent of the provision or part of such provision originally contained herein.

     14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement may not be assigned by Executive without the prior written consent of the Company. The Company shall require any successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Company, by an agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place. It is hereby expressly agreed that the noncompetition provisions of

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Section 7 hereof shall be fully assignable to any entity which purchases an interest in the Company.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

     16. Dispute Resolution. Except for claims for equitable relief provided for herein, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The Center for Public Resources shall appoint a neutral advisor from its national CPR Panel. The arbitration shall be governed by the United Sates Arbitration Act, 9 U.S.C. **1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York.

     Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

     (a) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

     (b) hearings before the neutral advisor shall consist of a summary presentation by each side of not more than three hours; and

     (c) decision to be rendered not more than ten (10) days following such hearings.

     Notwithstanding anything to the contrary contained herein, the provisions of this Section 16 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

     Each of the parties hereto (a) hereby irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of enforcing the award or decision in any such proceeding and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner

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provided by or pursuant to the laws of such other jurisdiction; provided, however, that any party hereto may at its option bring suit, or institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other parties or their assets may be found.

                  [Remainder of Page Intentionally Left Blank]


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     IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as an instrument under seal as of the date first set forth above.


                                     HAIGHTS CROSS COMMUNICATIONS, INC.


                                     By:        /s/ Paul J. Crecca
                                        ---------------------------------------
                                        Name:  Paul J. Crecca
                                        Title: EVP and Chief Financial Officer



                                     EXECUTIVE


                                                /s/ Peter J. Quandt
                                        ---------------------------------------
                                        Name:    Peter J. Quandt
                                        Address: 77 Haights Cross Road
                                                 Chappaqua, NY  10514